                                         Pfizer Inc
                                         235 East 42nd Street
                                         New York, NY 10017-5755


                                         ---------------------------------------


 [LOGO]

                                         WILLIAM C. STEERE, JR.
                                         Chairman of the Board and
                                         Chief Executive Officer



March 19, 1996



Dear Fellow Shareholder:


You are cordially invited to attend the Annual Meeting of Shareholders of Pfizer Inc. which will be held on Thursday, April 25, 1996 at 10:00 a.m. in the Empire State Ballroom of the Grand Hyatt Hotel, 42nd Street and Lexington Avenue, New York, NY. Directions to the meeting site and a map of the meeting site area can be found at the end of the attached Proxy Statement.

This booklet includes the Notice of the Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business that will be transacted at the Annual Meeting and also provides important information about the Company and the items to be voted upon that you should consider when you vote your shares.

At this year's meeting, among other things, you will be asked to consider and to vote upon the election of three directors. All three nominees currently are directors of the Company. Their diversified experience and backgrounds have enabled them to contribute significantly to the success of the Company. Accordingly, your Board of Directors recommends that you vote FOR all of the nominees.

You also will be asked to approve the Board of Director's appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1996 fiscal year. Your Board of Directors considers the firm well qualified for this position and therefore recommends that you vote FOR this proposal.


In addition, you will be asked to approve amendments to the Pfizer Inc. Stock and Incentive Plan to increase the number of shares of Pfizer Inc. common stock authorized for issuance under the Plan and to extend the term of the Plan through the year 2005. This Plan initially was approved by the Company's shareholders in 1965 and awards made under the Plan since then have been an important part of the Company's employee compensation program. The availability of additional shares for use pursuant to the Plan will allow the Company greater flexibility in its employee compensation and performance incentive program. The Board therefore recommends that you vote FOR this proposal.



EACH OF THE ITEMS UPON WHICH YOU WILL BE ASKED TO VOTE IS DISCUSSED MORE FULLY IN THE ATTACHED PROXY STATEMENT. WE URGE YOU TO READ THE PROXY STATEMENT COMPLETELY AND CAREFULLY SO THAT YOU CAN VOTE YOUR SHARES ON AN INFORMED BASIS.



Your vote is important! We look forward to receiving your proxy form and hope that you will be able to join us at the Annual Meeting.


Sincerely yours,


       [SIGNATURE]
William C. Steere, Jr.

                                  PFIZER INC.

                    235 EAST 42ND STREET, NEW YORK, NY 10017

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1996
                               ------------------

    The Annual Meeting of Shareholders of Pfizer Inc., a Delaware corporation (the "Company"), will be held in the Empire State Ballroom of the Grand Hyatt Hotel, 42nd Street and Lexington Avenue, New York, NY. Directions to the meeting site and a map of the meeting site area can be found at the end of the attached Proxy Statement. The Annual Meeting of Shareholders will be held on Thursday, April 25, 1996, at 10:00 a.m., to consider and take action upon the following items:


    (1)the election of three directors (page 2);



    (2)a proposal to approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the 1996 fiscal year (page 23);



    (3)a proposal to approve amendments to the Pfizer Inc. Stock and Incentive Plan to increase the number of shares of Pfizer Inc. common stock authorized to be issued under the Plan and to extend the term of the Plan to December 31, 2005 (page 24); and



    (4)such other business as may properly come before the Annual Meeting, or any adjournment thereof.



    Only shareholders of record as of the close of business on February 26, 1996 are entitled to notice of and to vote at the Annual Meeting of Shareholders. Beneficial owners of Company common stock who are not shareholders of record, but instead hold their shares in nominee names, must bring evidence of such ownership (such as a brokerage account statement showing ownership of Company common stock) to be admitted to the Annual Meeting of Shareholders.


                                          By order of the Board of Directors,

                                                [SIGNATURE]
                                          C. L. Clemente
                                          SECRETARY


New York, NY
March 19, 1996


                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY FORM. WE ASK YOU TO MARK YOUR CHOICES, SIGN, DATE AND RETURN THE PROXY FORM AS SOON AS POSSIBLE IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU RETURN A SIGNED PROXY FORM WITHOUT MARKING IT, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. BY PROMPTLY SIGNING AND RETURNING YOUR PROXY FORM YOU WILL ASSIST THE COMPANY BY REDUCING EXPENSES RELATING TO ADDITIONAL PROXY SOLICITATIONS.

                                  PFIZER INC.
                    235 EAST 42ND STREET, NEW YORK, NY 10017
                                PROXY STATEMENT


                                                                  March 19, 1996



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pfizer Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders to be held on April 25, 1996 ("Annual Meeting"), or any adjournment thereof. Holders of record of shares of Company common stock ("Common Stock") at the close of business on February 26, 1996 (the "Record Date") are entitled to vote at the Annual Meeting and each shareholder will have one vote for each share of Common Stock registered in his or her name. On the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 639,181,479 shares of Common Stock. As of the Record Date, to the Company's knowledge, no person owned beneficially five percent or more of the outstanding shares of Common Stock.



    This Proxy Statement and enclosed proxy form are first being mailed to the Company's shareholders on or about March 19, 1996.


                         QUORUM AND TABULATION OF VOTES

    The By-laws of the Company (the "By-laws") provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of shareholders of the Company.

    Votes at the Annual Meeting will be tabulated by two independent judges of election appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.


    Pursuant to the By-laws, directors of the Company must be elected by a plurality vote. In the event that more than two candidates run for the same office, a plurality vote ensures that the person elected will be the one who receives the greatest number of votes, even if that number does not constitute a majority of the votes cast. Pursuant to the By-laws, all other questions shall be determined by a majority of the votes cast thereon, except as may otherwise be provided in the Certificate of Incorporation of the Company, by the rules of the New York Stock Exchange, or by law.



    Brokers holding shares of Common Stock for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote those shares at their discretion, depending on the type of proposal involved. The rules of the New York Stock Exchange preclude brokers from exercising their voting discretion on certain proposals. Absent specific instructions from the beneficial owner in such a case, the broker may not vote on that proposal. This results in what is known as a "broker non-vote" on such a proposal. When a majority of the shares of Common Stock issued and outstanding is required for approval of a proposal, a "broker non-vote" has the effect of a negative vote. When a majority of the shares of Common Stock present and entitled to vote or a majority of the votes cast is required for the approval of a proposal a "broker non-vote" has the effect of reducing the number of required affirmative votes.

    Directors will be elected by a favorable vote of a plurality of the shares of Common Stock cast with respect to the election of directors (Item 1) at the Annual Meeting. Votes "withheld" from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on this proposal.



    Passage of the proposal to approve the appointment of KPMG Peat Marwick LLP (Item 2) requires the approval of a majority of the votes cast on this proposal. Abstentions as to this proposal will not count as votes cast "for" or "against" this proposal and will not be included in calculating the number of votes necessary for approval of this proposal.



    Passage of the proposal to approve amendments to the Company's Stock and Incentive Plan to increase the number of shares of Common Stock authorized to be issued under the Plan and to extend the term of the Plan to December 31, 2005 (Item 3) requires the approval of a majority of the shares of Common Stock issued and outstanding. Abstentions and broker non-votes as to this proposal will have the same effect as a vote cast "against" the proposal. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.


    If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted in accordance with the recommendations of the Board on all proposals.


    A shareholder of record may revoke a vote at any time before the Annual Meeting by the submission of a written revocation of the proxy to the Company, by the return of a subsequently-dated proxy form to the Company, or by the shareholder's personal vote at the Annual Meeting.


                     ITEM 1 -- ELECTION OF THREE DIRECTORS

    During 1995, the Company's Board of Directors ("Board") met eleven times. All of the Company's directors attended seventy-five percent or more of the meetings of the Board and Board committees on which they served in 1995.

    The Board is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated three individuals, all of whom are now directors of the Company, to serve for three-year terms. Biographies of the nominees and the other members of the Board are set forth below. The Board unanimously recommends that shareholders vote "FOR" the three nominees for directors.


    The Board expects that all of the nominees will be available for election. In the event that any nominee should become unavailable, however, the Proxy Committee (as noted on the proxy form) shall vote for a nominee or nominees who would be designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.


                        SECURITY OWNERSHIP OF MANAGEMENT


    As of February 22, 1996, the nominees, other directors, and certain executive officers of the Company who are not directors of the Company, as named in the following table, according to information confirmed by them, owned beneficially, directly or indirectly, the number of shares of Common Stock indicated; held options, exercisable within 60 days after that date, to purchase the number of shares of Common Stock indicated pursuant to the Company's Stock and Incentive Plan; and held the number of units indicated pursuant to the Company's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. As of such date, no such person beneficially owned more than .13 percent of the outstanding Common Stock; all directors and executive officers as a group owned 1,889,697 shares of Common Stock, and options, exercisable within 60 days after that date, to purchase 2,329,621 shares of Common Stock, which together amounted to less than one percent of the outstanding Common Stock. As of February 22, 1996, no director or executive officer owned any of the Company's convertible debentures.

                                                                                            AMOUNT OF BENEFICIAL
                                                                                             OWNERSHIP OF SHARES
                                                                                                     OF
     NAME AND AGE AS OF THE                    POSITION, PRINCIPAL OCCUPATION,                COMMON STOCK, (1)
   APRIL 25, 1996 MEETING DATE              BUSINESS EXPERIENCE AND DIRECTORSHIPS           OPTIONS AND UNITS (2)
---------------------------------  -------------------------------------------------------  ---------------------
                                NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 1999

Constance J. Horner............54  Guest Scholar since 1993 at The Brookings  Institution,         Shares: 2,992
                                   an   organization  devoted   to  nonpartisan  research,            Units: 609
                                   education and publication in economics, government  and
                                   foreign  policy and the  social sciences. Commissioner,
                                   U.S. Commission on Civil
                                   Rights  since  1993.  Served  at  the  White  House  as
      [PHOTO]                      Assistant  to the  President and as  Director of Presi-
                                   dential Personnel  from August  1991 to  January  1993.
                                   Deputy  Secretary, U.S. Department  of Health and Human
                                   Services, from  1989  to  1991. Director  of  the  U.S.
                                   Office  of  Personnel  Management  from  1985  to 1989.
                                   Director of Ingersoll-Rand and The Prudential Insurance
                                   Co. of  America. Director  of the  Company since  1993.
                                   Member of the Company's Corporate Governance Committee.

Thomas G. Labrecque............57  Chairman  and Chief Executive Officer and a Director of         Shares: 3,400
                                   The  Chase  Manhattan   Corporation,  a  bank   holding            Units: 609
                                   company, and The Chase Manhattan Bank, N.A. since 1990.
                                   President  of The  Chase Manhattan  Corporation and The
                                   Chase Manhattan Bank,
                                   N.A.  from  1981  to  1990.  Member  of  the   Business
      [PHOTO]                      Roundtable,  the  Council  on  Foreign  Relations,  the
                                   Council   on   Competitiveness   and   the   Trilateral
                                   Commission. President of The Bankers Roundtable and the
                                   International  Monetary  Conference.  Director  of  the
                                   Company since 1993. Member  of the Company's  Executive
                                   Compensation Committee.

Jean-Paul Valles...............59  Chairman  of  Minerals  Technologies  Inc.  ("MTI"),  a       Shares: 131,530
                                   resource and  technology-based company  that  develops,       Options: 66,000
                                   produces  and markets  specialty mineral, mineral-based          Units: 5,338
                                   and  synthetic  mineral  products,  since  1989.  Chief
                                   Executive Officer of MTI since
                                   1992.  Formerly Vice Chairman of the Company from March
      [PHOTO]                      to  October  1992.  Executive  Vice  President  of  the
                                   Company from 1991 to 1992. Senior Vice President of the
                                   Company  from 1989 through  1991. Senior Vice President
                                   -- Finance of the  Company from 1989  to 1990 and  Vice
                                   President  -- Finance of the Company from 1980 to 1989.
                                   Director of the Company since 1980.


--------------------------


(1) This table does not include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Dr. Valles -- 29,020.



(2) As of February 22, 1996, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. The value of a director's unit account is measured by the price of the Common Stock. The Plan is further described in this Proxy Statement under the sub-heading "Benefit Plans for Non-Employee Directors."

                                                                                            AMOUNT OF BENEFICIAL
                                                                                             OWNERSHIP OF SHARES
                                                                                                     OF
     NAME AND AGE AS OF THE                    POSITION, PRINCIPAL OCCUPATION,                COMMON STOCK, (1)
   APRIL 25, 1996 MEETING DATE              BUSINESS EXPERIENCE AND DIRECTORSHIPS           OPTIONS AND UNITS (2)
---------------------------------  -------------------------------------------------------  ---------------------
                                      DIRECTORS WHOSE TERMS EXPIRE IN 1997
M. Anthony Burns...............53  Chairman  of  the  Board  since  1985,  Chief Executive         Shares: 3,400
                                   Officer since 1983, President and Director since  1979,            Units: 609
                                   of Ryder System, Inc., a provider of transportation and
                                   logistics  services in the Americas and Western Europe.
                                   Director of The Chase Manhattan
                                   Bank, N.A., The  Chase Manhattan  Corporation and  J.C.
      [PHOTO]                      Penney  Company, Inc. Member of the Business Roundtable
                                   and the  Business  Roundtable's  Policy  Committee  and
                                   Chairman  of its Health,  Welfare and Retirement Income
                                   Task Force. Director of  the Company since 1988.  Chair
                                   of the Company's Executive Compensation Committee.
George B. Harvey...............65  Chairman,  President, and Chief Executive Officer since         Shares: 3,081
                                   1983  and  Director  since  1980  of  Pitney  Bowes,  a          Units: 3,039
                                   provider  of mailing and  office systems and management
                                   and financial services. Director of Connecticut  Mutual
                                   Life Insurance Company,

                                   McGraw-Hill,  Inc.,  and  Merrill  Lynch  &  Co.,  Inc.
      [PHOTO]                      Director of  the  Company  since 1994.  Member  of  the
                                   Company's Executive Compensation Committee.
Stanley O. Ikenberry...........61  President   Emeritus  and   Regent  Professor   of  the         Shares: 6,496
                                   University of  Illinois,  a  comprehensive  public  re-         Units: 14,857
                                   search university with campuses at Urbana-Champaign and
                                   Chicago.  President of the University from 1979 through
                                   July 1995. Director of Harris

                                   Bank, Utilicorp  United Inc.  and the  Chairman of  the
      [PHOTO]                      Board  of  Carnegie Foundation  for the  Advancement of
                                   Teaching. Director of the Company since 1982. Chair  of
                                   the Company's Audit Committee.
Franklin D. Raines.............47  Vice   Chairman  since  1991  of  Fannie  Mae  (Federal         Shares: 1,200
                                   National Mortgage Association), a company that provides          Units: 4,271
                                   a secondary  market for  residential mortgages  through
                                   portfolio   purchases,   issuance   of  mortgage-backed
                                   securities, and other services.
                                   General Partner in municipal finance at the  investment
      [PHOTO]                      banking firm of Lazard Freres & Co. LLC from 1985-1990.
                                   Director of Fannie Mae and The Boeing Company. Director
                                   of  the  Company since  1993.  Member of  the Company's
                                   Audit Committee.


--------------------------

(1) This table does not include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Dr. Ikenberry -- 3,000.



(2) As of February 22, 1996, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. The value of a director's unit account is measured by the price of the Common Stock. The Plan is further described in this Proxy Statement under the sub-heading "Benefit Plans for Non-Employee Directors."

                                                                                            AMOUNT OF BENEFICIAL
                                                                                             OWNERSHIP OF SHARES
                                                                                                     OF
     NAME AND AGE AS OF THE                    POSITION, PRINCIPAL OCCUPATION,                  COMMON STOCK,
   APRIL 25, 1996 MEETING DATE              BUSINESS EXPERIENCE AND DIRECTORSHIPS           OPTIONS AND UNITS (1)
---------------------------------  -------------------------------------------------------  ---------------------
                                      DIRECTORS WHOSE TERMS EXPIRE IN 1998
Grace J. Fippinger.............68  Vice  President,  Secretary  and  Treasurer  from  1984         Shares: 8,282
                                   through  1990   of  NYNEX   Corporation,  an   exchange            Units: 600
                                   telecommunications   and   exchange   access   services
                                   company.  Director   of   the   Bear   Stearns   Compa-

                                   nies,  Inc. Director of the  Company since 1976. Member
      [PHOTO]                      of the  Company's  Executive  Committee  and  Corporate
                                   Governance Committee.
James T. Lynn..................69  Senior  Advisor to Lazard Freres  & Co. LLC, Investment         Shares: 7,000
                                   Bankers,  since  1992.  Chairman  and  Chief  Executive            Units: 609
                                   Officer of Aetna Life and Casualty Company from 1984 to
                                   1992  and Director from  1979 to 1992.  Director of TRW
                                   Inc. Director of the Compa-

      [PHOTO]                      ny  since  1979.  Member  of  the  Company's  Corporate
                                   Governance Committee. Chair of that Committee from 1986
                                   through January 1995.
Paul A. Marks..................69  President  and  Chief Executive  Officer since  1980 of         Shares: 5,462
                                   Memorial  Sloan-Kettering  Cancer  Center,  a   private         Units: 44,960
                                   health  care institution devoted  to cancer prevention,
                                   patient   care,    research    and    education.    Di-
                                   rector  of  several  Dreyfus Mutual  Funds,  Life Tech-
      [PHOTO]                      nologies, Inc. and  Tularik Inc. Director  of the  Com-
                                   pany  since  1978.  Chair  of  the  Company's Corporate
                                   Governance  Committee  and  member  of  the   Company's
                                   Executive Committee.


--------------------------


(1) As of February 22, 1996, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. The value of a director's unit account is measured by the price of the Common Stock. The Plan is further described in this Proxy Statement under the sub-heading "Benefit Plans for Non-Employee Directors."

                                                                                            AMOUNT OF BENEFICIAL
                                                                                             OWNERSHIP OF SHARES
                                                                                                     OF
     NAME AND AGE AS OF THE                    POSITION, PRINCIPAL OCCUPATION,                COMMON STOCK, (1)
   APRIL 25, 1996 MEETING DATE              BUSINESS EXPERIENCE AND DIRECTORSHIPS           OPTIONS AND UNITS (2)
---------------------------------  -------------------------------------------------------  ---------------------
                                      DIRECTORS WHOSE TERMS EXPIRE IN 1998
Edmund T. Pratt, Jr............69  Chairman  Emeritus of the  Company since 1992. Chairman       Shares: 771,506
                                   of the Board of  the Company from  1972 to 1992.  Chief          Units: 6,084
                                   Executive  Officer of the Company from 1972 until April
                                   1991. Director of The Chase
                                   Manhattan Bank, N.A., The Chase Manhattan  Corporation,
      [PHOTO]                      General   Motors   Corporation,   International   Paper
                                   Company,  AEA   Investors  Inc.,   Hughes   Electronics
                                   Corporation  and Minerals Technologies Inc. Director of
                                   the  Company  since  1969.  Member  of  the   Company's
                                   Executive Committee.
Felix G. Rohatyn...............67  Managing   Director  of   Lazard  Freres   &  Co.  LLC,        Shares: 11,000
                                   Investment Bankers,  since  1960. Director  of  General         Units: 13,539
                                   Instrument   Corporation.   Former   Chairman   of  the
                                   Municipal   Assistance   Corporation   for   the   City

                                   of New York, serving from 1975 to 1993. Director of the
      [PHOTO]                      Company  since 1971. Member  of the Company's Executive
                                   Committee and Audit Committee.
William C. Steere, Jr..........59  Chairman of the Board of the Company since 1992.  Chief       Shares: 188,797
                                   Executive  Officer  of  the Company  since  April 1991.      Options: 390,780
                                   President of the Company from 1991 to 1992. Senior Vice
                                   President of the Company from
                                   1989 to 1991. Vice President  of the Company from  1983
     [PHOTO]                       to  1989, and  President --  Pharmaceuticals Group from
                                   1986 through  January  1991. Director  of  the  Federal
                                   Reserve  Bank of New  York, Minerals Technologies Inc.,
                                   Pharmaceutical Research  and Manufacturers  of  America
                                   (PhRMA)   and  Texaco  Inc.   Member  of  the  Business
                                   Roundtable. Director of the  Company since 1987.  Chair
                                   of the Company's Executive Committee.


--------------------------

(1) As of February 22, 1996, includes shares credited under the Savings and Investment Plan to employees of the Company included in this table. The Plan is further described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans." This table does not include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Mr. Pratt -- 60,000.



(2) As of February 22, 1996, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. The value of a director's unit account is measured by the price of the Common Stock. The Plan is further described in this Proxy Statement under the sub-heading "Benefit Plans for Non-Employee Directors."

                                                                                            AMOUNT OF BENEFICIAL
                                                                                             OWNERSHIP OF SHARES
                                                                                                     OF
     NAME AND AGE AS OF THE                    POSITION, PRINCIPAL OCCUPATION,                COMMON STOCK, (1)
   APRIL 25, 1996 MEETING DATE              BUSINESS EXPERIENCE AND DIRECTORSHIPS             OPTIONS AND UNITS
---------------------------------  -------------------------------------------------------  ---------------------
                                 NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Edward C. Bessey...............61  Vice Chairman of the Company from 1992 through 1995.(2)        Shares: 92,156
                                   President, U.S. Pharmaceuticals Group from 1992 through      Options: 211,504
                                   1995. Executive Vice President of the Company from 1991
                                   to 1992. Senior Vice President of the Company from 1989
                                   to  1991. Vice  President of  the Company  from 1983 to
                                   1989, and  President --  Hospital Products  Group  from
                                   1982  through 1991. Responsible for the Consumer Health
                                   Care Group  from 1991  through  1995. Director  of  The
                                   Green  Point Savings Bank. Director of the Company from
                                   1987 through 1995.
Henry A. McKinnell, Jr.........53  Executive Vice  President of  the Company.  Responsible        Shares: 50,330
                                   for  the Company's U.S. Pharmaceuticals Group, Consumer      Options: 185,504
                                   Health Care  Group,  Corporate  Finance  Division,  and
                                   Corporate  Strategic Planning  and Policy.  Director of
                                   Aviall, Inc.
Robert Neimeth.................60  Executive Vice President of  the Company; President  of       Shares: 112,312
                                   the Company's International Pharmaceuticals Group. Also      Options: 199,524
                                   responsible  for the Company's  Animal Health Group and
                                   the Hospital Products Group.
John F. Niblack................57  Executive Vice President  -- Research and  Development.        Shares: 37,473
                                   Responsible  for the  Company's Central  Research, Drug      Options: 121,920
                                   Regulatory  Affairs,  Licensing  and  Development   and
                                   Quality Control Divisions.


--------------------------

(1) As of February 22, 1996, includes shares credited under the Savings and Investment Plan to employees of the Company included in this table. The Plan is further described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans."



(2) Mr. Bessey retired as an employee and resigned as a director of the Company as of January 1, 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS


    The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officer and its next four most highly compensated executive officers serving at the end of 1995 (hereafter referred to collectively as the "Named Executive Officers") for all services rendered by them to the Company.


                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                          ---------------------------------------  -----------------------------------
                                                                                            AWARDS           PAYMENTS
                                                                                   ------------------------  ---------

                                                                      OTHER        RESTRICTED   SECURITIES
                                                                     ANNUAL           STOCK     UNDERLYING     LTIP
          NAME AND                         SALARY    BONUS(1)    COMPENSATION(2)    AWARDS(3)   OPTIONS(4)   PAYOUTS(5)
     PRINCIPAL POSITION          YEAR        ($)        ($)            ($)             ($)          (#)         ($)
---------------------------------------------------------------------------------  -----------------------------------
W. C. Steere, Jr. ...........       1995  1,030,000  2,060,000         24,560               0      150,000   2,036,250
 Chairman/CEO
``   ``   ``  ...............       1994  1,016,667  1,925,000         20,511               0       78,600     641,000
``   ``   ``  ...............       1993  1,100,000    800,000          9,614         600,023       75,000           0
----------------------------------------------------------------------------------------------------------------------
E. C. Bessey ................       1995    625,000    620,000         20,236               0            0     733,050
 Vice Chairman; President,
  U.S. Pharmaceuticals Group
``   ``   ``  ...............       1994    600,000    606,000         25,800               0       21,750     230,760
``   ``   ``  ...............       1993    600,000    275,000         16,170         100,023       16,500           0
----------------------------------------------------------------------------------------------------------------------
H. McKinnell, Jr. ...........       1995    608,000    720,000         17,350               0       60,000     733,050
 Executive V.P.
H. McKinnell, Jr. ...........       1994    528,333    521,000         23,749               0       26,630     230,760
 Executive V.P. & CFO;
  President -- HPG
``   ``   ``  ...............       1993    505,000    290,000         16,233         135,020       30,000           0
----------------------------------------------------------------------------------------------------------------------
R. Neimeth ..................       1995    574,917    626,000         14,970               0       50,000     610,875
 Executive V.P.; President --
 International
  Pharmaceuticals Group
``   ``   ``  ...............       1994    497,500    449,000         14,141               0       21,490     192,300
``   ``   ``  ...............       1993    485,000    245,000          9,427         105,048       15,000           0
----------------------------------------------------------------------------------------------------------------------
J. F. Niblack ...............       1995    569,833    615,000          4,123               0       50,000     610,875
 Executive V.P. -- Research
  and Development
``   ``   ``  ...............       1994    515,000    432,000          3,701               0       21,450     192,300
``   ``   ``  ...............       1993    500,000    225,000              0          75,018       25,000           0



                                  ALL OTHER
          NAME AND             COMPENSATION(6)
     PRINCIPAL POSITION              ($)
-----------------------------  ---------------
W. C. Steere, Jr. ...........       119,015
 Chairman/CEO
``   ``   ``  ...............        73,253
``   ``   ``  ...............        64,000
-----------------------------
E. C. Bessey ................       206,345
 Vice Chairman; President,
  U.S. Pharmaceuticals Group
``   ``   ``  ...............        35,098
``   ``   ``  ...............        32,600
-----------------------------
H. McKinnell, Jr. ...........        45,373
 Executive V.P.
H. McKinnell, Jr. ...........        32,865
 Executive V.P. & CFO;
  President -- HPG
``   ``   ``  ...............        26,600
-----------------------------
R. Neimeth ..................        41,120
 Executive V.P.; President --
 International
  Pharmaceuticals Group
``   ``   ``  ...............        29,803
``   ``   ``  ...............        25,400
-----------------------------
J. F. Niblack ...............        40,204
 Executive V.P. -- Research
  and Development
``   ``   ``  ...............        29,673
``   ``   ``  ...............        24,000


------------------------------


(1) The amounts shown in this column for 1995 constitute the Annual Incentive Awards made to each officer based on the Board's evaluation of each officer's performance. These awards are discussed in further detail in the Executive Compensation Committee Report on page 11 of this Proxy Statement.


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(2) The amounts shown in this column represent tax payments made by the Company on behalf of the Named Executive Officers relating to their use of Company automobiles and for personal financial counseling. These payments in 1995 were as follows: relating to use of the Company automobiles -- Mr. Steere -- $19,757; Mr. Bessey -- $15,491; Dr. McKinnell -- $11,787; and Mr.
    Neimeth  --   $11,201;   relating   to   receipt   of   personal   financial
    counseling -- Mr. Steere -- $4,803; Mr. Bessey -- $4,745; Dr. McKinnell -- $5,563; Mr. Neimeth -- $3,769; and Dr. Niblack -- $4,123.



(3) The amounts shown in this column represent the dollar values on the date of grant (February 17, 1994) of the following number of restricted shares of the Company's Common Stock awarded as part of 1993 compensation: Mr. Steere -- 10,390 shares; Mr. Bessey -- 1,732 shares; Dr. McKinnell -- 2,338 shares; Mr. Neimeth -- 1,819 shares; and Dr. Niblack -- 1,299 shares. All such shares of restricted stock have vested or will vest as follows:
    one-third on February 17, 1995, one-third on February 17, 1996, and one-third on February 17, 1997. Dividends will be paid during the restricted period. The market value of these shares (including those shares that vested on February 17, 1995 and on February 17, 1996) as of December 31, 1995, using a market value of $63 per share, was as follows: Mr. Steere -- $654,570; Mr. Bessey -- $109,116; Dr. McKinnell -- $147,294; Mr.
    Neimeth -- $114,597; and Dr. Niblack -- $81,837.



(4) The 1994 and 1993 amounts shown in this column have not been adjusted for the Company's June 1995 two-for-one stock split.



(5) The 1995 amounts shown in this column represent the dollar market value of shares of the Company's Common Stock on February 22, 1996 (the payment date) earned by the Named Executive Officers pursuant to the Company's Performance-Contingent Share Award Program using the closing sales price of the Company's Common Stock ($67.875) on the New York Stock Exchange on that date. The number of Performance-Contingent Shares awarded to each executive officer was as follows: Mr. Steere -- 30,000; Mr. Bessey -- 10,800; Dr. McKinnell -- 10,800; Mr. Neimeth -- 9,000; and Dr. Niblack -- 9,000. This Program is discussed in greater detail in the report of the Executive Compensation Committee on page 11 of this Proxy Statement and also under the heading "Employee Benefit and Long-Term Compensation Plans," which begins on page 17.



(6) The amounts shown in this column constitute Company matching funds under the Company's Savings and Investment Plan (a retirement savings plan) and related supplemental plan. These plans are described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans," which begins on page 17. In the case of Mr. Bessey, this amount also includes $156,937 paid to Mr. Bessey in consideration of the forfeiture, upon his retirement on January 1, 1996, of 2,310 restricted shares of the Company's common stock, awarded as part of his 1993 compensation. For purposes of this cash payment, Mr. Bessey's restricted shares were valued using the average of the high and low trading price of the Company's common stock ($67.938) on the New York Stock Exchange on February 16, 1996.


                             OPTION GRANTS IN 1995


    The following table shows all options to purchase the Company's Common Stock granted to each of the Named Executive Officers of the Company in 1995 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum ten-year term of the options. Also shown is the potential gain of all outstanding shares of Common Stock held by the Company's shareholders as of December 31, 1995 using the same base price and appreciation rates and compounded over the same ten-year period. The 5% and 10% rates of appreciation are required to be disclosed by the rules of the Securities and Exchange Commission ("SEC") and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the rules of the SEC because, in the Company's view, potential future unknown or volatile factors result in there being no such formula that can determine with reasonable accuracy the present value of such option grants.



                                            INDIVIDUAL GRANTS
                     ----------------------------------------------------------------
                                           PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT ASSUMED
                          NUMBER OF       TOTAL OPTIONS                                ANNUAL RATES OF STOCK PRICE APPRECIATION
                         SECURITIES        GRANTED TO    EXERCISE OR                              FOR OPTION TERM ($)
                     UNDERLYING OPTIONS   EMPLOYEES IN   BASE PRICE                    -----------------------------------------
NAME                     GRANTED (#)       FISCAL YEAR    ($/SH)(2)   EXPIRATION DATE     0%            5%             10%
-------------------  -------------------  -------------  -----------  ---------------     ---     --------------  --------------
W. C. Steere,
 Jr................         150,000(1)        2.15            49.00       08/23/05             0       4,622,376      11,714,007
E. C. Bessey.......          N/A               N/A           N/A            N/A           N/A          N/A             N/A
H. McKinnell,
 Jr................          60,000(1)        0.86            49.00       08/23/05             0       1,848,950       4,685,603
R. Neimeth.........          50,000     (1)    0.72           49.00       08/23/05             0       1,540,792       3,904,669
J. F. Niblack......          50,000     (1)    0.72           49.00       08/23/05             0       1,540,792       3,904,669
All Shareholders...       N/A                 N/A           N/A           N/A                  0  19,637,908,299  49,766,315,207


------------------------------

(1) Option grants for each Named Executive Officer in 1995 consisted of a Key Grant that is exercisable as follows: One-fifth each on 8/24/96, 8/24/97, 8/24/98, 8/24/99 and 8/24/2000.


(2) The exercise price for all stock option grants shown in this column is the market price of the Company's Common Stock on the date of the grant.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                       OPTION VALUES AT DECEMBER 31, 1995


    The following table provides information as to options exercised by each of the Named Executive Officers in 1995, and the value of the remaining options held by each such executive officer at year-end, measured using the mean of the high and the low trading price ($62.3125) of the Company's Common Stock on December 29, 1995 (the last business day of 1995).



                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                           OPTIONS HELD AT 12/31/95           AT 12/31/95
                                                VALUE     --------------------------  ---------------------------
                            SHARES ACQUIRED   REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
NAME                        ON EXERCISE (#)      ($)          (#)           (#)           ($)            ($)
--------------------------  ---------------  -----------  -----------  -------------  ------------  -------------
W. C. Steere, Jr..........       139,472       3,373,234     390,780        430,000     10,939,360     9,754,375
E. C. Bessey..............        70,964       1,658,994     163,004         48,500      4,295,320     1,406,406
H. McKinnell, Jr..........        18,840         582,796     193,964        140,000      6,373,395     3,153,750
R. Neimeth................        39,020       1,686,079     199,524         97,000      6,652,242     2,025,813
J. F. Niblack.............        18,552         530,362     121,920        117,000      3,130,085     2,642,063


                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 1995


    The following table provides information concerning the participation of the Named Executive Officers in a long-term compensation plan called the Performance-Contingent Share Award Program pursuant to which they were awarded the right to earn shares of the Company's Common Stock ("Performance-Contingent Shares"). Actual payouts of these Performance-Contingent Shares, if any, will be determined in accordance with a non-discretionary formula which measures the Company's performance over a five-year period using certain performance goals that were determined by the Company's Executive Compensation Committee and approved by the Board. The formula is comprised of two performance criteria -- growth in total shareholder return and growth in earnings per share -- over the performance period relative to the industry peer group ("Peer Group") referred to in the Performance Graph shown on page 16 of this Proxy Statement. To the extent that the Company's performance exceeds the low end of the range of the Peer Group's performance for either or both of the performance criteria, a varying amount of shares up to the maximum will be earned. Details regarding these awards are discussed in the Executive Compensation Committee Report beginning on page 11 of this Proxy Statement.



                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                  NON-STOCK PRICE-BASED PLANS
                                                                              ------------------------------------
                                                      PERFORMANCE PERIOD (OR
                                                        OTHER PERIOD UNTIL    THRESHOLD(2)   TARGET
NAME                            NUMBER OF SHARES(1)   MATURATION OR PAYOUT)       (#)          (#)     MAXIMUM (#)
------------------------------  --------------------  ----------------------  ------------  ---------  -----------
W. C. Steere, Jr..............           *                 1/1/96-12/31/2000        5,000      30,000      50,000
E. C. Bessey..................             None                N/A                N/A          N/A         N/A
H. McKinnell, Jr..............           *                 1/1/96-12/31/2000        2,100      12,600      21,000
R. Neimeth....................           *                 1/1/96-12/31/2000        1,800      10,800      18,000
J. F. Niblack.................           *                 1/1/96-12/31/2000        1,800      10,800      18,000


------------------------------
(1) The actual number of Performance-Contingent Shares that will be paid out at the end of the applicable period, if any, is not yet determinable because the shares earned by the Named Executive Officers will be based upon the Company's future performance compared to the future performance of the Peer Group.

(2) If the minimum performance of the Company in both performance measures is at the low end of the range relative to the Peer Group, then no Performance-Contingent Shares will be earned by the Named Executive Officers. To the extent that the Company's performance exceeds the low end of the range of Peer Group performance, the minimum shares that will be awarded is shown in the "Threshold" column.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

    The last section of this report is a glossary containing definitions of the capitalized terms used in this report, unless such terms previously have been defined in this Proxy Statement.

                OVERVIEW OF COMPENSATION PHILOSOPHY AND PROGRAM


    The Committee establishes the salaries and other compensation of the executive officers of the Company, including its Chairman and CEO and other Named Executive Officers. The Committee consists entirely of independent directors who are not officers or employees of the Company.


    The Company's executive compensation program is designed to:


       -retain executive officers by paying them competitively, motivate them to contribute to the Company's success, and reward them for their performance;


       -link a substantial part of each executive officer's compensation to the performance of both the Company and the individual executive officer; and

       -encourage  ownership  of  Company   common  stock  by   executive
        officers.

    As discussed below, the program consists of, and is intended to balance, three elements -- base salaries, Annual Incentive Awards and long-term incentive compensation.


    Salaries are based on the Committee's evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company's Peer Group to executive officers holding equivalent positions. Annual Incentive Awards are based on an evaluation of both individual and Company performance against both qualitative and quantitative measures. Long-term incentive awards, which consist of stock options and a Performance-Contingent Share Award Program, are designed to insure that incentive compensation is linked to the long-term performance of the Company and its Common Stock. In addition, the Named Executive Officers and other members of senior management are expected to own a minimum amount of Common Stock under the Company's stock ownership program, which is intended to further tie the interests of management to the interests of shareholders.


                      EVALUATION OF EXECUTIVE PERFORMANCE


    Except as is otherwise specifically noted in this report, the Committee does not rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the Chairman and CEO and the Company's other executive officers, including the Named Executive Officers. Instead, the Committee considers management's overall accomplishments, as well as those of the individual executives, the Company's financial performance, and other criteria discussed below. In 1995, management continued to effectively implement its long-term strategies, which included: improving operating margins, continuing the implementation of reengineering projects and a restructuring program, integrating key acquisitions into its business segments, divesting non-core businesses, maintaining the flow of new product candidates in the Company's research pipeline and augmenting the Company's research and marketing abilities with key external collaborations. The Committee believes that the success of these strategies is evidenced by the Company's strong financial performance from ongoing operations in 1995, the Company's operating margins, the breadth of the Company's current product portfolio which resulted in considerable sales growth in 1995, the acceptance of the Company's products in the current marketplace, and the number of promising product candidates under development by the Company.


    The Committee also considered management's responses to the changes occurring within the U.S. marketplace for health care products and services. The impact of the evolution to managed care in the health care market continues to be of particular importance to the Company and its shareholders. It is the Committee's opinion that, in this uncertain environment, management continues to develop effectively and implement strategies that position the Company to remain a leader in the health care industry. In addition, Mr. Steere and his senior management team are undertaking significant actions to communicate the Company's position on health care issues to its shareholders, the public and the government. The success of these efforts and their benefits to the Company cannot, of course, be quantifiably measured, but the Committee believes they are vital to the Company's continuing success.

                               TOTAL COMPENSATION

    Target total compensation levels of Company executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is then broken down into the three basic components indicated above and discussed in more detail below. In recent years, the Committee has been directing a shift in the mix of the Company's executive compensation towards incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company's executive compensation.


    Consequently, salary levels of the Company's executives have been increasing more slowly than other elements of their total compensation. The Committee intends to continue this emphasis in 1996. For 1995, based on available public data and the analysis of its outside compensation advisors, the total compensation of Mr. Steere and the other Named Executive Officers generally exceeded the total compensation paid by the Peer Group to their executives holding equivalent positions, but the Committee believes it was consistent with the outstanding performance of the Company compared to the Peer Group.


                                     SALARY


    In setting salaries, the Committee did not use a predetermined formula. Instead, the 1995 salaries of the Chairman and CEO and the other executive officers were based on the Committee's evaluation of each officer's individual job performance, an assessment of the Company's performance, and a desire to shift the mix of compensation towards performance-based categories, and took into consideration salaries paid by the Peer Group to executive officers holding equivalent positions. The salaries of Drs. McKinnell and Niblack and Mr. Neimeth were subsequently increased to reflect their additional responsibilities assumed following the announcement of Mr. Bessey's intended retirement. Mr. Steere's salary in 1995 totaled $1,030,000. For 1996, it has been set at $1,190,000 which represents a 15.5% increase from his 1995 salary. The 1995 salaries of the other Named Executive Officers are shown in the "Salary" column of the Summary Compensation Table on page 8 of this Proxy Statement.


                            ANNUAL INCENTIVE AWARDS


    The second element of the executive compensation program is the Annual Incentive Award Program. For Mr. Steere, the Annual Incentive Award can range from 0 percent to 200 percent of his salary, depending upon the Board's evaluation of Mr. Steere's performance. In evaluating his performance, the Committee used the performance indicators referred to above under "Evaluation of Executive Performance" and other confidential qualitative and quantitative performance indicators that were recommended by Mr. Steere, adopted by the Committee and confirmed by the Board in February 1995. After reviewing actual results in 1995 against the performance indicators, the Committee approved, and the Board confirmed, an Annual Incentive Award for 1995 to Mr. Steere of $2,060,000.



    The 1995 Annual Incentive Awards for other executive officers were based, in part, on the same performance indicators used to determine Mr. Steere's annual award. In addition, the executive officers were required to achieve certain individual goals relating to their positions, plus confidential goals contained in the Operating Plans of the businesses for which they are responsible, as well as Company performance criteria. The Annual Incentive Awards for 1995 paid to each of the Named Executive Officers are shown in the "Bonus" column of the Summary Compensation Table on page 8 of this Proxy Statement.


                           LONG-TERM INCENTIVE AWARDS

    In 1995, Mr. Steere and the other executive officers participated in the Company's long-term incentive compensation program. As discussed below, the program consisted of stock option grants made under the Company's Stock and Incentive Plan, and awards made under the Company's Performance-Contingent Share Award Program.


    In 1995, in respect of Mr. Bessey's retirement, the Committee determined to make a cash payment to Mr. Bessey equal to the value of 2,310 restricted shares of the Company's Common Stock, awarded as part of his 1993 compensation, which he forfeited by reason of his retirement. By his retirement, Mr. Bessey also gave up additional Common Stock awards made to him in past years under the Company's Performance-

Contingent Share Award Program. The number of shares he would have earned from those contingent awards will not be determined until 1997 and 1998. In respect of his retirement, the Committee has agreed to pay to Mr. Bessey the pro-rated cash value of those shares after their number has been determined.


(A) STOCK OPTIONS


    The Committee granted Key-Employee Stock Options to each executive officer in 1995 under the Company's Stock and Incentive Plan. In selecting the size of the Key-Employee Stock Option grants, the Committee reviewed competitive data relating to similar grants made by the Peer Group to executive officers holding comparable positions at those companies, the individual stock ownership of the Company's executive officers and the interrelationship with the 1995 Performance-Contingent Share Awards made to such officers. Based upon this data, Mr. Steere was awarded Key-Employee Stock Options for 150,000 shares of Common Stock and the other Named Executive Officers were awarded the number of Key-Employee Stock Options shown in the table headed "Option Grants in 1995" on page 9 of this Proxy Statement. The Key-Employee Stock Options of the Named Executive Officers and all other executive officers will vest over a five-year period, with 20 percent of the options vesting each year.


    Key-Employee Stock Options granted to Mr. Steere and the other Named Executive Officers, when combined with the value of the Performance-Contingent Shares that these officers may potentially earn, are targeted by the Committee to fall at the median range of the value of long-term incentives granted by the Peer Group to executive officers holding comparable positions at those companies, assuming that the Company's performance also falls at the median of the Peer Group's performance. If the Company's actual performance exceeds the median performance of the Peer Group, however, the total value of long-term incentive awards (which would include Performance-Contingent Share awards discussed below) will be higher than the median awards made by the Peer Group. Similarly, if the Company's performance falls below the median performance of the Peer Group, the total value of the long-term incentive awards would fall below the median awards of the Peer Group.

(B) PERFORMANCE-CONTINGENT SHARE AWARDS


    The Committee also made awards to Mr. Steere and other executive officers in 1995, including the Named Executive Officers, under the Company's Performance-Contingent Share Award Program (the "Program"). The potential size of each award, including the maximum number of shares of Common Stock that may be earned by each executive officer, was established by the Committee after examining similar awards made by the Peer Group to executive officers holding comparable positions at those companies. Payments pursuant to the awards are determined by using a non-discretionary formula comprised of two performance criteria measured over the applicable performance period: total shareholder return and earnings per share growth over the performance period relative to the performance of the Peer Group. The performance formula weighs each criterion equally. To the extent that the Company's performance exceeds the low end of the range of the performance of the Peer Group in either or both of the performance criteria, a varying amount of shares of Common Stock up to the maximum will be earned.



    Except for the 1993 Program awards, which provide for shorter performance periods, the performance period for all awards made under the Program is five years. Based on the Company's performance during the 1993-95 performance period, Mr. Steere and the other Named Executive Officers earned the maximum number of Performance-Contingent Shares possible under the 1993 Program award formula previously approved by the Committee. The total number of such shares earned by Mr. Steere was 30,000. The total number of shares earned by each of the Named Executive Officers is shown on page 9 of this Proxy Statement in footnote 5 to the "LTIP Payouts" column of the Summary Compensation Table.



    In connection with the 1995 Program award for Mr. Steere, the number of Performance-Contingent Shares that he may earn at the end of the five-year performance period (1/1/96-12/31/2000) will range from 0 to 50,000. As for the other Named Executive Officers, the number of Performance-Contingent Shares that Dr. McKinnell may earn at the end of the same five-year performance period will range from 0 to 21,000, while the number of such shares that Mr. Neimeth and Dr. Niblack may earn will range from 0 to 18,000. The maximum number of Performance-Contingent Shares that may be earned by Mr. Steere and the other Named Executive Officers under the Program is shown in the table headed "Long-Term Incentive Plan -- Awards in 1995" on page 10 of this Proxy Statement.

                                   TAX POLICY


    In 1993, the Internal Revenue Code ("Code") was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1 million in any one year for each such officer. The law, however, includes an exception for "performance-based" compensation, including stock options granted under a stock option plan that has been previously approved by shareholders, provided that such options are not issued below the fair market value of the stock on the date of the grant. The Company's Stock and Incentive Plan meets these requirements so stock options awarded to the Company's executive officers in 1995 are eligible for the performance-based compensation exception to the deduction limitation. Compensation other than stock options, however, must meet other requirements in order to qualify as tax deductible "performance-based" compensation.


    Under the Code, compensation is deemed "performance-based", and not subject to the $1 million deduction limitation, if it meets the following requirements:
(1) it is paid solely on account of the attainment of one or more preestablished objective performance goals; (2) the performance goals under which the compensation is to be paid are established by a committee comprised solely of two or more outside directors who satisfy certain requirements; (3) the committee certifies in writing prior to payment of the compensation that the performance goals and any other material terms of payment were, in fact, satisfied; and (4) the material terms of the performance goals under which the compensation is to be paid has been approved by a vote of the majority of the outstanding shares of the Company.

    The Performance-Contingent Share Awards granted in 1995 to Mr. Steere and the other executive officers qualify as "performance-based" compensation under the requirements of the Code as set forth above. Accordingly, the eventual payouts of these awards will be fully deductible by the Company.

    The Annual Incentive Awards granted to the Company's executive officers in 1995 are not eligible for the performance-based exception under the Code because they were awarded based, in part, on certain goals (such as responding to changes occurring within the U.S. health care marketplace) and performance evaluations that would not be deemed solely "objective" as required for deductions by the tax law. The Committee and the Board believe that it is not in the best interests of the Company and its shareholders, however, to limit itself to goals that are exclusively objective in connection with the Annual Incentive Award Program. The Committee and the Board will continue to evaluate their position on this issue, however, as the regulations under the law are finalized.

                            STOCK OWNERSHIP PROGRAM

    A stock ownership program was adopted by the Board upon this Committee's recommendation in August 1993. Under the guidelines of this program, employee directors (currently Mr. Steere) are expected to own by December 1998 Company Common Stock equal in value to at least three times their annual salaries. The program also extends to the other Named Executive Officers and certain other executive officers who, as of the same time, are expected to own Company Common Stock equal in value to at least two times their annual salaries. All other executive officers are expected to own stock with a value equivalent to their annual salaries.


    Under the program, "stock ownership" is defined as stock owned by the executive officer directly or through the Company's Savings and Investment Plan. While the Named Executive Officers and other participants in this program have been given five years to achieve compliance with this program, the Committee monitors the participation of the executive officers and expects that incremental progress will be made each year by each officer during the five-year phase-in period. The Committee has determined that, as of the end of 1995, full compliance had already been achieved by most executive officers, and good-progress toward their goals had been made by all others.


                                    GLOSSARY

    ANNUAL INCENTIVE AWARDS. These awards are annual cash payments which may be awarded by the Committee to executive officers on the basis of both Company performance and individual performance over the prior year. Qualitative and quantitative performance indicators used to serve as the basis for an assessment of the performance of the executive officers are established by the Committee (and approved by the Board in the case of the CEO) at the beginning of the performance period.

    COMMITTEE.  The Executive Compensation Committee of the Board of Directors.

    KEY-EMPLOYEE STOCK OPTIONS. Stock options granted under the Company's Stock and Incentive Plan to a select group of management employees in the U.S. and overseas who are considered to have a substantial impact on the Company's operations.

    NAMED EXECUTIVE OFFICERS. This refers to the five most highly compensated executive officers of the Company -- Messrs. Steere, Bessey and Neimeth and Drs. McKinnell and Niblack.

    PEER  GROUP.    This group  consists  of  the eleven  health  care companies referred to in the Performance Graph that follows this report.


    PERFORMANCE-CONTINGENT SHARES. These are shares of Pfizer Inc. Common Stock that may be awarded by the Committee to the Named Executive Officers and certain other employees of the Company under the Performance-Contingent Share Award Program. For shares to be issued to any such officer or employee, however, certain preestablished Company performance criteria must be met over a preestablished performance period. This program is described in further detail on page 18 of this Proxy Statement.



    STOCK AND  INCENTIVE  PLAN.   This  refers  to  the Pfizer  Inc.  Stock  and
Incentive Plan which is described in further detail on page 19 of this Proxy Statement.


THE EXECUTIVE COMPENSATION COMMITTEE:


    Mr. Burns (Chair)


    Mr. Harvey

    Mr. Labrecque

                               PERFORMANCE GRAPH


    Set forth below is a graph comparing the total shareholder returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500"), and an industry peer index compiled by the Company that consists of the following companies: Abbott Laboratories, American Home Products Corp., Baxter International Inc., Bristol-Myers Squibb Company, Colgate-Palmolive Co., Johnson & Johnson, Eli Lilly and Company, Merck and Co., Inc., Pharmacia & Upjohn Inc., Schering-Plough Corp., and Warner-Lambert Company (together the "Peer Group"). The Peer Group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the beginning of each year). The graph assumes $100 invested at the per share closing price of the Common Stock on the New York Stock Exchange Composite Tape on December 31, 1990 in the Company and each of the other indices.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 CUMULATIVE TOTAL RETURNS*
1991 through 1995
                                Pfizer    Peer Group     S&P 500
1990                               100           100         100
1991                             217.5         151.5       130.5
1992                             191.5         127.9       140.4
1993                             187.1         119.8       154.5
1994                             215.8         135.5       156.6
1995                             359.7         213.1       215.4

               EMPLOYEE BENEFIT AND LONG-TERM COMPENSATION PLANS
                            RETIREMENT ANNUITY PLAN


    The Retirement Annuity Plan (the "Retirement Plan") is a funded, tax qualified, noncontributory defined benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under the Retirement Plan are based upon the employee's earnings during service with the Company and/or its "Associate Companies" and are payable after retirement generally in the form of an annuity. Earnings covered by the Retirement Plan are base pay, bonus, long-term incentive pay and vested shares of restricted stock. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 1996, the current annual limitation is $150,000. The value of benefits, such as stock options, is not considered earnings for the purposes of the Retirement Plan.



    Benefits under the Company's Retirement Plan are calculated as an annuity equal to the greater of (i) 1.4 percent of the average earnings for the five highest consecutive calendar years prior to January 1, 1995 multiplied by years of service, or (ii) 1.75 percent of such earnings less 1.5 percent of Primary Social Security benefits multiplied by years of service. The total years of service under these formulas cannot exceed 35 years. Actual earnings are used in benefit calculations for the period after December 31, 1994 under both formulas. Contributions to the Retirement Plan are made entirely by the Company and are paid into a trust fund from which the benefits of participants will be paid.



    In accordance with the requirements of the Code, the Retirement Plan currently limits pensions paid under the Plan to an annual maximum of $120,000, payable at age 65. The Company also has an unfunded supplemental plan that provides that the Company will pay out of its general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. In certain circumstances, the Company is obligated to fund trusts established to secure its obligations to make payments under the supplemental plan.


                               PENSION PLAN TABLE

    The following table shows, for the final compensation and years of service indicated, the annual pension benefit, payable commencing upon retirement at age 65 under the present benefit formula of the Retirement Plan and its related supplemental plan. The estimated retirement benefits have been computed on the assumptions that (i) payments will be made in the form of a 50 percent joint and survivor annuity (and both the Plan member and spouse are age 65), (ii) during the period of employment the employee received annual compensation increases of six percent and (iii) the employee retired as of December 31, 1995.


                                                                    YEARS OF SERVICE
                                        -------------------------------------------------------------------------
REMUNERATION                                 15             20             25             30             35
--------------------------------------  -------------  -------------  -------------  -------------  -------------
$ 250,000.............................  $      47,046  $      62,523  $      78,000  $      93,478  $     108,955
  400,000.............................         77,008        102,350        127,691        153,033        178,374
  500,000.............................         96,983        128,901        160,818        192,736        224,654
  700,000.............................        136,932        182,002        227,072        272,143        317,213
  950,000 ............................        186,869        248,379        309,890        371,401        432,912
 1,000,000............................        196,856        261,655        326,454        391,253        456,052
 1,200,000............................        236,805        314,757        392,708        470,659        548,611
 1,800,000............................        356,653        474,062        591,471        708,879        826,288
 2,000,000............................        396,602        527,164        657,725        788,286        918,847
 2,100,000............................        416,577        553,715        690,852        827,990        965,127
 3,000,000............................        596,349        792,672        988,996      1,185,320      1,381,643
 3,500,000............................        696,222        925,427      1,154,632      1,383,836      1,613,041
 4,000,000............................        796,095      1,058,181      1,320,267      1,582,353      1,844,439
 5,000,000............................        995,842      1,323,690      1,651,538      1,979,387      2,307,235
 6,000,000............................      1,195,588      1,589,199      1,982,809      2,376,420      2,770,031
 6,500,000............................      1,295,461      1,721,953      2,148,445      2,574,937      3,001,429

    As of December 31, 1995, the period of service covered by the Retirement Plan and the supplemental plan are, for Mr. Steere -- 35 years; Mr. Bessey -- 31 years, 8 months; Dr. Niblack -- 28 years, 1 month; Mr. Neimeth -- 33 years, 4 months; and Dr. McKinnell -- 24 years, 10 months. Compensation covered by the Retirement Plan and its related supplemental plan for the Named Executive Officers equals the amounts set forth in the 1995 "Salary," "Bonus" and "LTIP Payouts" columns of the Summary Compensation Table and the value of the restricted stock that vested on February 17, 1995 as described in Footnote 3 to that table. The basis upon which benefits are calculated under the Company's Retirement Plan is described in the "Retirement Annuity Plan" section on page 17 of this Proxy Statement.


                   PERFORMANCE-CONTINGENT SHARE AWARD PROGRAM


    Under the Performance-Contingent Share Award Program, participating employees may be granted an opportunity by the Company's Executive Compensation Committee to earn shares of Common Stock, provided certain performance criteria are met. The performance formula is nondiscretionary and is comprised of two performance criteria -- total shareholder return (including reinvestment of dividends) and earnings per share (as reported) -- measured point-to-point over the applicable performance period relative to the performance of the Peer Group as defined in the "Performance Graph" section of this Proxy Statement. The 200 most highly compensated employees of the Company are eligible to be granted the opportunity by the Executive Compensation Committee to earn Performance-Contingent Shares. Except for awards made in 1993, all awards granted under the Program are based upon a five-year performance period. Awards earned by the Named Executive Officers under this Program for the performance period ended December 31, 1995 are shown in the "LTIP Payouts ($)" column of the Summary Compensation Table on page 8 of this Proxy Statement.


                          SAVINGS AND INVESTMENT PLAN

    Under the terms of the Savings and Investment Plan (the "Savings Plan"), participating employees may contribute up to 15 percent of regular earnings into their Savings Plan accounts. A participating employee may elect to make after-tax contributions, before-tax contributions, or both after-tax and before-tax contributions. In addition, under the Savings Plan, the Company contributes an amount equal to one dollar for each dollar contributed by participating employees up to the first two percent of their regular earnings and fifty cents for each additional dollar contributed by employees on the next four percent of their regular earnings. The Company's matching contributions are invested solely in the Company's Common Stock.

    In accordance with the requirements of the Code, the Savings Plan currently limits the additions that can be made to a participating employee's account to $30,000 per year. The term "additions" includes Company matching contributions, before-tax contributions made by the Company at the request of the participating employee under Section 401(k) of the Code, and employee after-tax contributions.


    Of those additions, the maximum before-tax contribution is limited, for January 1, 1994 through December 31, 1995, to $9,240 per year. Effective January 1, 1996, this limit increased to $9,500 per year. In addition, no more than $150,000 of annual compensation may be taken into account in computing benefits under the Savings Plan, in accordance with the Code. The Company has a supplemental plan to pay out of general assets an amount substantially equal to the difference between the amount that, in the absence of legislation limiting such additions and the $150,000 limitation on earnings, would have been allocated to a participating employee's account as employee before-tax contributions, Company matching contributions and the amount actually allocated under the Savings Plan. Employees affected by these limitations can make limited deferrals of income under this supplemental plan and receive credit for such deferrals towards their retirement benefit under the Company's retirement plans. In certain circumstances, the Company is obligated to fund trusts established to secure its obligations to make payments under the supplemental plan.

    Amounts deferred, if any, under the Savings Plan and the related supplemental plan in 1995 by the Company's Named Executive Officers are included in the "Salary" and "Bonus" columns of the Summary Compensation Table shown on page 8 of this Proxy Statement. Company matching contributions allocated to the Named Executive Officers under the Savings Plan and the related supplemental plan are shown in the "All Other Compensation" column of the Summary Compensation Table on page 8 of this Proxy Statement.


                            STOCK AND INCENTIVE PLAN


    Pursuant to the Stock and Incentive Plan, Company employees may be granted stock options, stock appreciation rights, stock awards (including restricted stock awards and performance-based stock awards), or performance unit awards, either as a result of a general grant or as a result of an award based on having met certain performance criteria, as determined by the Employee Compensation and Management Development Committee or the Executive Compensation Committee, as applicable. The Stock and Incentive Plan is described in greater detail in Item 3 of this Proxy Statement which begins on page 24.


                              SEVERANCE AGREEMENTS


    The Company has entered into severance agreements with certain executive officers, including each of the Named Executive Officers. The agreements continue through September 30, 1996 and provide that they are to be automatically extended in one-year increments unless the Company has given prior notice of termination.


    These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following such a change in control, the executive officer is terminated by the Company for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be 2.99 times the greater of (i) the executive officer's base amount, as defined in the agreements or (ii) the sum of the executive officer's (a) base salary in effect at the time of termination and (b) the higher of the (x) last full-year annual incentive payment or (y) projected annual incentive payment for the year in which termination occurs. The severance payment generally would be made in the form of a lump sum.


    In addition, in the event of such a termination following a change in control, under the agreements each executive officer would receive a payout of all outstanding Performance-Contingent Share Awards that had been granted prior to the date of termination at the maximum amounts that could have been earned pursuant to the awards. The executive officer would also receive a benefit payable from the Company's general funds calculated using the benefit calculation provisions of the Company's Retirement Annuity Plan and the Company's unfunded Supplemental Retirement Plan with the following additional features: the executive officer would receive credit for an additional three years of service and compensation for purposes of calculating such benefit; the benefit would commence at age 55 (or upon the date of termination, if the executive officer is then over age 55) and for this purpose, three years would be added to the executive officer's age; such benefit would be further determined without any reduction on account of its receipt prior to age 65; and, such benefit would be offset by any amounts otherwise payable under the Company's Retirement Annuity Plan and unfunded Supplemental Retirement Plan. The executive officer would also become vested in all other benefits available to retirees of the Company including, without limitation, retiree medical coverage. All restrictions on restricted stock previously awarded to such executive officer would lapse and all unvested options granted to such executive officer would vest and become exercisable for the remainder of the term of the option.

    If a change in control occurs, the agreements are effective for a period of four years from the end of the then existing term. Under the severance agreements, a change in control would include any of the following events: (i) any "person", as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; or (iii) shareholders approve certain mergers, or a liquidation or sale of the Company's assets. In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Code, the Company will "gross-up" the executive officer's compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.

    In   certain  circumstances,  the  Company   is  obligated  to  fund  trusts
established to secure its obligations to make payments under the severance agreements in advance of the time payment is due.

                  COMPENSATION OF DIRECTORS AND OTHER MATTERS

    The non-employee directors of the Company receive an annual cash retainer fee of $26,000 per year. Non-employee directors who serve on one Board committee or more (other than the Executive Committee) receive an additional annual fee of $4,000 for such service. In addition, non-employee directors who chair a Board committee receive an additional $2,000 per year, per committee. Directors who are employees of the Company receive no retainers for Board-related service.

    The non-employee directors of the Company also receive a fee of $1,500 for attending each Board meeting, committee meeting, the Annual Meeting of Shareholders, for each day of a visit by the Board to a plant or office of the Company or its subsidiaries, and for attending any other business meeting to which the director is invited by the Board or the Executive Committee. Directors who are employees of the Company receive no fees for attending any such meeting.


    In addition to the annual cash compensation discussed above, on the day of the 1995 Annual Meeting of Shareholders, all non-employee directors of the Company were awarded 300 units (increased to 600 units in June of 1995 due to the Company's stock split) measured by the price of the Company's Common Stock under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. A description of this Plan is set forth below.



    In October of 1995 the Company's Retirement Plan for Non-Employee Directors was terminated. Benefits existing under the Plan were vested as of that time for all directors who had served on the Board as of that date.


                    BENEFIT PLANS FOR NON-EMPLOYEE DIRECTORS


    Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the "Unit Award Plan"), directors who are not employees of the Company or any of its subsidiaries may defer all or a part of their annual cash retainers and meeting fees. At the director's election, the fees held in the director's account may be credited either with interest at the rate of return of Fund A (the Fixed Income Fund) of the Pfizer Inc. Savings and Investment Plan, or with units. The units are calculated by dividing the amount of the fee by the closing price of the Common Stock as of the last business day prior to the date that the fee would otherwise be paid. The units in a director's account are increased by the value of any distributions on the Common Stock, allocated in accordance with the number of units in the account. When a director ceases to hold office, the amount held in the director's account is then payable in cash. The amount to be paid is determined by multiplying the number of units in the account by the closing price of the Common Stock as of the last business day prior to the payment date as determined in the Unit Award Plan.



    Also under the Unit Award Plan, non-employee directors are granted an initial award of 600 units (300 units prior to the Company's stock split in June of 1995) upon first becoming a director. Thereafter, each non-employee director is granted an annual award of 600 such units ("Annual Unit

Award") as of the date of the Company's Annual Meeting, provided the director will continue to serve as a director following the meeting. The awards under the Unit Award Plan are made in addition to the directors' annual cash retainers and meeting attendance fees.



    Non-employee directors also receive the share equivalent of their annual retainer fee in restricted units. These awards will be in addition to the Annual Unit Awards, the directors' annual cash retainers and meeting attendance fees, and will also be made annually on the day of the Company's Annual Meeting. The appropriate number of units to be awarded to the non-employee directors will be based upon the five-day average of the closing trading price of the Company's Common Stock on the New York Stock Exchange for the first five trading days after April 1 of each year (rounded up to the nearest unit).


    In certain circumstances, the Company is obligated to fund trusts established to secure its obligations to make payments to its directors under the above benefit plans, programs or agreements in advance of the time payment is due.

                             CONSULTING AGREEMENTS

    Under a consulting agreement with the Company, Mr. Pratt consults with the Company on business matters involving the areas of tax, trade and intellectual property. In return for this advice, the Company is obligated to pay Mr. Pratt an annual consulting fee, payable monthly. The agreement runs year-to-year and may be terminated at the end of any year by either the Company or Mr. Pratt on 90 days written notice, or at any time upon the mutual agreement of both parties. In addition, the Company must reimburse Mr. Pratt for reasonable business expenses he incurs in connection with the services he provides to the Company under this agreement. The amount paid to Mr. Pratt under the agreement for the services he rendered to the Company during 1995 was $100,000.

                              RELATED TRANSACTIONS


    During 1995, the Company engaged the services of Lazard Freres & Co. LLC, of which Mr. Rohatyn is a Managing Director and Mr. Lynn is a Senior Advisor. Lazard Freres & Co. LLC acted as a financial advisor in connection with potential acquisitions, divestitures, general corporate matters and as a broker in connection with the purchase and sale of securities. In 1996, the Company plans to retain this firm for such services and similar services. In addition, the Pfizer Retirement Annuity Plan is a limited partner in Corporate Partners, L.P., of which LFCP Corp., a wholly-owned subsidiary of Lazard Freres & Co. LLC, is the general partner.



    During 1995, the Company received from The Chase Manhattan Bank, N.A. $1,132,226 representing income generated from a $25 million notional principal amount fixed-to-floating-interest-rate swap. Mr. Labrecque was Chairman and Chief Executive Officer of the Bank in 1995.


    In addition, the Company had the following transactions in 1995 with Minerals Technologies Inc., of which Dr. Valles is Chairman and Chief Executive
Officer: purchases of granular lime and calcium carbonate ground limestone for approximately $295,000.


    The Company also had the following transactions in 1995 with Pitney Bowes, of which George B. Harvey is Chairman, President, and Chief Executive Officer: the leasing and purchasing of office equipment including fax machines, postage meters, supplies and parts for approximately $195,000.


    The transactions described in this section were entered into by the Company pursuant to arm's length negotiations in the ordinary course of business and on terms that the Company believes to be fair.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1995, the following members of the Board served on the Executive Compensation Committee: Messrs. Burns (Chair), Harvey and Labrecque. As noted above under the "Related Transactions" section, during this same time, the Company received approximately $1,132,226 from The Chase Manhattan Bank, N.A., of which Mr. Labrecque was Chairman and Chief Executive Officer in 1995, representing income generated from a $25 million notional principal amount fixed-to-floating-interest-rate swap. In addition, in 1995 the Company paid Pitney Bowes approximately $195,000 for the purchase and leasing of office equipment. Mr. Harvey is the Chairman, President and Chief Executive Officer of Pitney Bowes.


                             ADDITIONAL INFORMATION

    The directors (other than Ms. Horner, and Messrs. Burns, Harvey, Labrecque and Raines) and certain officers and former directors and officers of the Company are defendants in a civil suit brought purportedly on behalf of the Company as a shareholder derivative action in the Superior Court of the State of California, County of Orange. The complaint alleges breaches of fiduciary duty and other common law violations in connection with the manufacture and distribution of Shiley heart valves and seeks, among other things, unspecified money damages. The defendants in the action believe that the suit is without merit.

                                BOARD COMMITTEES
                      THE EXECUTIVE COMPENSATION COMMITTEE


    During 1995, the Executive Compensation Committee consisted of Messrs. Burns (Chair), Harvey and Labrecque. None of the directors on this Committee are employees of the Company. The Committee met eight times in 1995.



    The Executive Compensation Committee is responsible for establishing annual and long-term performance goals for the Company's elected officers. This responsibility includes establishing the compensation and evaluating the performance of the Chairman and Chief Executive Officer, the employee-directors, and other elected officers of the Company based on the guidelines and standards of the competitive industry. The Committee's additional functions are to determine and certify the shares awarded under the Performance-Contingent Share Award Program; to grant options and awards under the Stock and Incentive Plan; to advise on the setting of compensation for senior executives whose compensation is not set by the Committee; and to publish an annual Executive Compensation Committee Report for the shareholders. The Executive Compensation Committee Report is included on page 11 of this Proxy Statement.


                       THE CORPORATE GOVERNANCE COMMITTEE

    During 1995, the Corporate Governance Committee (formerly the Nominating Committee) consisted of Dr. Marks (Chair), Miss Fippinger, Ms. Horner and Mr. Lynn. None of the directors on this Committee are employees of the Company. The Committee met seven times in 1995.

    The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function, and needs of the Board, and for evaluating the performance of the Board as a whole. This responsibility includes considering and recommending candidates to fill new positions on the Board created by either expansion or vacancies that occur by resignation, retirement, or for any other reason; reviewing candidates recommended by  shareholders;  conducting  inquiries into  the  backgrounds  and qualifications of possible candidates; and recommending the director nominees for approval by the Board and the shareholders. The Committee's additional functions are to consider questions of possible conflicts of interest of Board members; to monitor and recommend the functions of the various committees of the Board; to recommend members and chairs of the committees; to advise on changes in Board compensation; to make recommendations on the structure of Board meetings; and to recommend matters for regular consideration by the Board. In addition, the Committee considers and reviews the Company's Corporate Governance Principles; establishes director retirement policies; reviews the job performance of officers and other senior executives with the Chairman and Chief Executive Officer; reviews the outside activities of senior executives; reviews with the Chief Executive Officer the succession plans relating to officer and senior management positions; and considers all matters of social responsibility.

                              THE AUDIT COMMITTEE

    The Audit Committee consists of Dr. Ikenberry (Chair), Mr. Raines and Mr. Rohatyn, none of whom is an employee of the Company. The Committee met five times in 1995.


    The Audit Committee has the responsibility of recommending the annual appointment of the public accounting firm to serve as the Company's outside independent auditors, subject to approval by the Board and the shareholders and being available during the course of the outside independent audit to discuss and review any matters with the auditors that might affect the financial statements, internal controls, or other financial aspects of the operations of the Company or its subsidiaries. The Committee reviews the Company's accounting procedures and systems of control, the Company's annual and quarterly financial statements, and any material changes in accounting principles or practices used in preparing the statements. It reviews reports on other risks to the material assets of the Company. Additional responsibilities include reviewing the scope of prospective audits, reviewing the estimated fees of the outside independent auditors and ensuring the implementation of the independent auditor's accepted recommendations regarding internal controls, accounting practices, and procedures. The Committee also reviews the current and future programs of the Company's internal audit department; summaries of all the internal audit reports; initiates any examinations or other appropriate actions with respect to the adequacy of the system of internal controls and the accounting practices of the Company and its subsidiaries; examines and considers current accounting trends and developments; and reviews the Company's compliance with the Foreign Corrupt Practices Act.


             ITEM 2 -- APPROVAL OF APPOINTMENT OF AUDITORS FOR 1996

    The Board, upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for 1996, subject to the approval of the Company's shareholders. The firm and its predecessors have audited the financial records of the Company for many years during which time the practice of rotating the engagement partner has been followed. The Board considers the firm to be well qualified.

    It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.


    Total audit fees incurred by the Company for all independent auditors for 1995 were approximately $5,642,000, of which $5,423,000 was attributable to KPMG Peat Marwick LLP.


    The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR 1996.

              ITEM 3 -- APPROVAL OF AMENDMENTS TO THE PFIZER INC.
               STOCK AND INCENTIVE PLAN TO INCREASE THE NUMBER OF
         SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN
            AND TO EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2005



    The Pfizer Inc. Stock and Incentive Plan (the "Plan") enables the Company to grant stock options, stock awards, stock appreciation rights, performance unit awards and tandem awards (collectively referred to herein as "grants") to employees of the Company. The shareholders of the Company initially approved the Plan in 1965, and since then have approved a number of amendments to the Plan. Non-employee directors of the Company are not eligible to participate in the Plan. The Plan currently expires on December 31, 2001 but, upon the approval of the Company's shareholders, this expiration date will be extended to December 31, 2005.


    The Board believes that the Plan has proved to be of substantial value to the Company over the years because it enables the Company to offer employees long-term performance-based compensation -- such as stock options -- that motivates employees to contribute to the continuing financial success of the Company.


    From the Plan's inception in 1965, through December 31, 1995, options covering 165,393,322 shares (including options that subsequently terminated or lapsed and were regranted under the terms of the Plan) have been granted to employees. From 1965 through December 31, 1995, options for 98,967,282 shares have been exercised. A total of 42,904,217 shares were subject to outstanding options as of such date, leaving only 3,574,593 shares available for future options or awards.



    The number of shares of Common Stock remaining available for grants under the Plan are insufficient, however, to adequately provide for the participation of the number of employees eligible to receive such grants. Accordingly, the Board adopted amendments to the Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan by an additional 23 million shares and to extend the term of the Plan to December 31, 2005. The amendments to the Plan are subject to approval of the holders of a majority of the shares of the Common Stock issued, outstanding and entitled to vote.



    In the event the shareholders approve the current proposal to increase the number of shares authorized to be issued under the Plan, a total of approximately 26,574,590 shares will be available for future options or awards under the Plan.



    Notwithstanding the broader general terms of the Plan, the Company has committed that, with respect to the additional 23 million shares requested for use under the Plan: (1) no more than 2.2 million shares will be granted as restricted stock or equivalent awards having no exercise price; (2) the balance of the new shares will be granted under options with an exercise price of no less than the fair market value of the underlying stock at the time of grant and a term of no longer than 10 years; (3) no more than 8.4 million of such shares will be granted under "across-the-board" stock options to generally all employees and vesting of approximately one year from grant date; and (4) all shares not granted under (1) or (3) above will be subject to options with a minimum of three year vesting from the grant date.



    The holders of Common Stock do not have preemptive rights. The Plan, as proposed to be amended, is described below.


                           THE OPERATION OF THE PLAN

    Within certain limits, the Board has the right to alter, amend or revoke the Plan. The Board of Directors may not, however, without the approval of the shareholders, alter or amend the Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan or the number of such shares that may be issued to any one participant; extend the term of the Plan or of options granted thereunder; reduce the option price below that now provided for under the Plan; or change certain of the conditions of the exercise of options.


    In the event of certain changes in the number or kind of outstanding shares of Common Stock, an appropriate adjustment will be made with respect to existing and future options. The proceeds received by the Company from the sale of stock under the Plan are added to the general funds of the Company.



    The Plan is administered by the Employee Compensation and Management Development Committee. However, only the Executive Compensation Committee -- a committee comprised of non-employee directors of the Company -- is authorized to administer those portions of the Plan relating to the grant of stock appreciation rights and related options and those grants or awards made to employees who are directors or executive officers of the Company. The current members of the Executive Compensation Committee are Mr. Burns (Chair), Mr. Harvey and Mr. Labrecque. The current members of the Employee Compensation and Management Development Committee are Mr. Steere (Chair), Dr. McKinnell, Dr. Niblack, Mr. Neimeth and Bruce R. Ellig, Vice President Employee Resources. The Employee Compensation and Management Development Committee and the Executive Compensation Committee are hereafter referred to together as the "Plan Committees."


STOCK OPTIONS


    The option price may not be less than the fair market value of the stock on the date the option is granted. The option price is payable in cash or, if so provided under the terms of the option, in Common Stock. Generally, no option may be exercised during the first year of its term or such longer period as may be specified in the option. The Plan authorizes the Board to make all unvested stock options immediately exercisable upon a change of control of the Company. A "change in control" would include the acquisition by a third party of 20% or more of the Common Stock, or a merger, or liquidation, or sale of substantially all the assets of the Company. The Plan also authorizes the Plan Committees to make options that are not yet exercisable, immediately exercisable where an optionee's employment is to be terminated due to a divestiture or a downsizing by the Company; for a retiring optionee who holds options with extended vesting provisions; upon the death of the optionee and to prevent other such inequities.



    All unexercised options terminate after a certain number of years, or earlier, depending upon the optionee's termination of employment, retirement, death, or breach of any provision of the option. The Plan Committees determine the term of each stock option grant at the time of the grant. The term of any incentive stock option may not exceed ten years from the date of grant. In cases where it is deemed appropriate, however, non-qualified options can be granted for more than a ten-year period. Shares under options that have terminated or lapsed, including options that have been surrendered unexercised, may be made subject to further options or awards.



    Among those employees who are currently eligible to receive options, awards and rights under the terms of the Plan are a total of 23 executive officers. In 1995, 23 executive officers of the Company were collectively granted a total of 641,700 options for ten years at $49.00 per share (the then-current market price) under the Plan. During the same period, 2,661 other Company employees were granted a total of 6,411,118 options for ten years at the same price per share. One of the Named Executive Officers of the Company -- Mr. Steere -- is also a director of the Company. In addition, Mr. Bessey served as a director of the Company in 1995. The options received under the Plan by these two Named Executive Officers in 1995 and the Company's other three Named Executive Officers -- Drs. McKinnell and Niblack and Mr. Neimeth -- are set forth on page 9 of this Proxy Statement in the table entitled "Option Grants in 1995".



    On February 22, 1996, the closing price of the Common Stock traded on the New York Stock Exchange was $67.875 per share, as reported in THE WALL STREET JOURNAL.

STOCK APPRECIATION RIGHTS


    The Plan also provides for the granting of stock appreciation rights to the holders of stock options under the Plan. These rights will entitle the recipient thereof to elect to receive, in lieu of the exercise of the related option, and without payment to the Company, (1) a number of shares of Common Stock determined under a formula set forth in the Plan; or (2) if provided in the terms of the award, cash as determined under such formula; or (3) a combination of cash and shares.


STOCK AWARDS

    The Plan provides for the granting of stock awards that vest only upon at least one year of additional service, and which consist of shares of Common Stock issued to participating employees as additional compensation for their services to the Company.


    In 1995, one executive officer received the right to earn up to a maximum of 5,040 shares of Company Common Stock and eight other Company employees received the right to earn up to a maximum of 33,040 shares of Company Common Stock in the aggregate under the Plan. The potential size of these awards will be determined by using a non-discretionary formula comprised of two performance criteria (total shareholder return and earnings per share growth relative to the performance of the Company's Peer Group) measured over performance periods ranging from two to five years. The performance formula weighs each criterion equally. To the extent that the Company's performance exceeds the low end range of the performance of the Peer Group in either or both of the performance criteria, a varying amount of shares of Common Stock up to the maximum will be earned by these employees.



    In addition, in 1995 two executive officers of the Company received restricted stock awards under the Plan totaling 2,500 shares which will vest over a two-year period. Prior to vesting, the shares will be subject to forfeiture if the executive officers do not continue as Company employees during the restricted periods unless their employment ends as a result of their disability, death or a change in control of the Company.


PERFORMANCE UNIT AWARDS


    The Plan provides for the granting by the Company of performance unit awards, consisting of unvested performance units which are credited to participating employees. The initial value of each unit is determined by reference to the book or market value of the Common Stock or to the Company's earnings or such other criteria related to the Company's performance as the Plan Committees deem appropriate. No performance unit award will vest prior to one year after the date of the award. Performance unit awards are payable in cash or, if so provided in the terms of the award, in shares of Common Stock.


TANDEM AWARDS

    The Plan provides for the granting of tandem awards consisting of a right of election among two or more of the following: an option, which may include a stock appreciation right with respect thereto; a performance unit award; and a stock award.


    In  1995,  the  Company  did  not  issue  any  stock  appreciation   rights,
performance unit awards or tandem awards under the Plan.


                                TAX CONSEQUENCES

    The following discussion addresses certain federal tax consequences in connection with the Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

INCENTIVE STOCK OPTIONS

    An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. If the optionee retains the stock received as a result of an exercise of a stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain is treated as long-term capital gain. If the shares are disposed of during this period, the option will be treated as a non-qualified stock option. The Company receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the optionee.

NON-QUALIFIED STOCK OPTIONS

    A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code (the "Code"), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

STOCK APPRECIATION RIGHTS

    No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the cash equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right. The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Company will be entitled to a deduction at the same time and in the same amount as the employee realizes ordinary income as a result of the exercise of the right.

STOCK AWARDS

    No income will be recognized by the recipient of a stock award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

PERFORMANCE UNIT AWARDS

    The grant of a performance unit award generally will result in taxable income to the employee on the earlier of actual receipt of compensation pursuant to the award or when such compensation is credited to the employee's account, or set apart, or otherwise made available. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.


                              ACCOUNTING TREATMENT



    The Company accounts for the issuance of stock-based compensation including stock options, stock appreciation rights, stock awards and performance unit awards in accordance with Accounting Principles Board Opinion ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. APB No. 25 requires the accrual of compensation cost to the extent that the market price of the common stock on the grant date exceeds the exercise price.



    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 provides for the recognition of compensation expense based on the fair value of the stock-based award (the "fair value method"), but allows companies to continue to measure compensation expense using APB No. 25. Companies electing to continue to account for stock-based compensation in accordance with APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method had been applied. The Company plans to continue to account for stock-based compensation under APB No. 25.



STOCK OPTIONS



    Under the Plan, the issuance of stock options to employees does not result in compensation expense since the exercise price of the option may not be less than the market price of the common stock on the grant date.

STOCK APPRECIATION RIGHTS



    Issuance of stock appreciation rights results in compensation cost to the extent the market price of the common stock exceeds the exercise price of the rights on the grant date. Compensation cost is subsequently adjusted for changes, if any, in the market price of the Company's common stock for those stock appreciation rights which have not yet been exercised. Compensation costs are expensed over the related service period.



STOCK AWARDS



    Stock awarded to employees results in compensation cost equal to the fair value of the Company's common stock on the grant date. The amount of recorded compensation cost is not adjusted for changes in the market price of the Company's common stock subsequent to the grant date.



PERFORMANCE UNIT AWARDS



    The accounting treatment for performance unit awards is similar to that used for stock appreciation rights, except that the amount of compensation cost recorded is equal to the cash payable or the value of the common shares to be issued under the award.



ACCOUNTING FOR INCOME TAXES



    The compensation cost related to stock options, stock appreciation rights, stock awards and performance unit awards recorded for financial statement purposes may differ from the deduction for income tax purposes. The income tax effect of the difference, if any, generally would be adjusted through additional paid-in capital.



    The language of the Plan amendments to be approved by the shareholders is set forth in Exhibit 1 to this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock issued and outstanding, is required for the adoption of the amendments.



    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE STOCK AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE PLAN AND TO EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2005.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company has determined that all required reports were filed on a timely basis for the 1995 fiscal year.


     REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
           NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS


    Under the Company's By-laws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of the Company at 235 East 42nd Street, New York, NY 10017. The nomination or proposed item of business must be received no later than: (1) 60 days in advance of an annual meeting if it is being held within 30 days preceding the anniversary date of the previous year's meeting, or (2) 90 days in advance of such meeting if it is being held on or after the anniversary date of the previous year's meeting. With respect to any other annual or special meeting, the nomination or item of business must be received by the 10th day following the date of public disclosure of the date of such meeting. The nomination must contain the following information about the nominee: name, age, business and residence addresses; principal occupation or employment; the number of shares of Common Stock held by the nominee; the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of the Company, if elected. Notice of a proposed item of business must include a brief description of the substance of, and the reasons for, conducting such business at the annual meeting, the shareholder's name and address, the number of shares of Common Stock held by the shareholder (with supporting documentation where appropriate) and any material interest of the shareholder in such business.


    The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

    The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.


    Under the rules of the SEC, shareholder proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by November 18, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting.


                                 MISCELLANEOUS

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the Company may use telephone, telegraph and personal contact. Such solicitation will be made by regular employees of the Company without additional compensation for such services. The Company has also engaged Morrow & Co., Inc. to assist in the proxy solicitation, and has agreed to pay $25,000 plus expenses for such soliciting services.

                                          By order of the Board,

                                                [SIGNATURE]
                                          C. L. Clemente
                                          SECRETARY

--------------------------------------------------------------------------------
FOR EDGAR FILING, LANGUAGE THAT WILL BE ADDED IS PRECEDED BY A "<*>" AND FOLLOWED BY A "</*>". LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A "</#>".
--------------------------------------------------------------------------------

                                                                       EXHIBIT 1



                                  PFIZER INC.
                            STOCK AND INCENTIVE PLAN



                    (New material underlined; material to be
                          deleted shown as stricken.)


                                     * * *

3.  TOTAL NUMBER OF SHARES


    Subject to the provisions of Section 6(h), the maximum amount of stock which may be issued under the Plan is <#>73,000,000</#> <*>169,000,000</*>* shares of
the   Common   Stock   of    the   Company   (comprised   of    <#>6,000,000</#>
<*>12,000,000</*>* shares authorized in 1965, <#>6,000,000</#>
<*>12,000,000</*>* shares authorized in 1969, <#>6,000,000</#>
<*>12,000,000</*>** shares authorized in 1972, <#>6,000,000</#>
<*>12,000,000</*>** shares authorized in 1975, <#>6,000,000</#>
<*>12,000,000</*>** shares authorized in 1980, <#>10,000,000</#>
<*>20,000,000</*>***  shares  authorized in  1983<*>,</*>  <#>and 11,000,000</#>
<*>22,000,000</*>*** shares authorized in 1986, <#>11,000,000</#>
<*>22,000,000</*>*** shares  authorized  in 1989<*>,</*>  <#>and  11,000,000</#>
<*>22,000,000</*>****  shares  authorized  in  1992<*>,  and  23,000,000  shares authorized in 1996</*>). No participant shall be granted (i) options which would result in such participant receiving more than <#>120,000</#> <*>240,000</*>* shares of the total number of shares authorized in 1965, more than
<#>120,000</#> <*>240,000</*>* shares of the  total number of shares  authorized in 1969, or more than <#>120,000</#> <*>240,000</*>** shares of the total number of shares authorized in 1972, or (ii) options or awards which would result in such participant receiving more than <#>120,000</#> <*>240,000</*>** shares of the total number of shares authorized in 1975, more than <#>200,000</#>
<*>400,000</*>** shares of the total number  of shares authorized in 1980,  more than <#>200,000</#> <*>400,000</*>*** shares of the total number of shares authorized in 1983, more than <#>300,000</#> <*>600,000</*>*** shares of the
total   number  of   shares  authorized   in  1986,   more  than  <#>300,000</#>
<*>600,000</*>*** shares of the total number of shares authorized in 1989,  more than <#>300,000</#> <*>600,000****</*> shares of the total number of shares authorized in 1992, <*>more than 600,000 shares of the total number of shares authorized in 1996,</*> or (iii) any option, stock award or performance unit award which would result in ownership by such participant of more than five percent of the stock of the Company within the meaning of Section 422(b)(7) of the Internal Revenue Code, or (iv) [i] any incentive stock option, as defined in
Section 422A(b) of the Internal Revenue Code, granted on or before December 31, 1986, which would result in such participant receiving a grant of incentive stock options in any calendar year for stock exceeding $100,000, in aggregate fair market value, determined as of the time the option is granted, plus any unused limit carryover, as defined in Section 422A(c)(4) of the Internal Revenue Code, to the year in which such option is granted or [ii] any incentive stock option granted after December 31, 1986, which would result in such participant receiving a grant of incentive stock options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year. No option with respect to any shares authorized in 1975 shall be granted to the extent that shares authorized in 1972 are available therefor, or with respect to any shares authorized in 1980 to the extent that shares authorized in 1972 or shares authorized in 1975 are available therefor, or with respect to any shares authorized in 1983 to the extent that shares authorized in 1972, 1975 or 1980 are available therefor, or with respect to any shares authorized in 1986 to the extent that shares authorized in 1972, 1975, 1980 or 1983 are available therefor, or with respect to any shares authorized in 1989 to the extent that shares authorized in 1972, 1975, 1980, 1983, or 1986 are available therefor, or with respect to any shares authorized in 1992 to the extent that shares authorized in 1972, 1975, 1980, 1983, 1986 or 1989 are available therefor <*>or with respect to any shares authorized in 1996 to the extent that shares authorized in 1972, 1975, 1980, 1983, 1986, 1989, or 1992 are available therefor</*>. With respect to all options and stock awards granted on or after January 1, 1972, the records of the Company shall specify the number of shares authorized in 1965, the number of shares authorized in 1969, the number of shares authorized in 1972, the number of shares authorized in 1975, the number of shares authorized in 1980, the number of shares authorized in 1983, the number of shares authorized in 1986, the number of shares authorized in 1989<*>,</*> <#>and</#> the number of shares authorized in 1992 <*>and the number of shares authorized in 1996</*> covered by such options or awards. None of the shares authorized in 1965, 1969 or 1972 shall be available for stock awards.

                                     * * *

5.  TERM OF PLAN

    No option with respect to shares authorized in or prior to 1969 under this Plan shall be granted pursuant to this Plan after December 31, 1978, no option with respect to shares authorized in 1972 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right or stock award, with respect to shares authorized in 1975 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1980 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1983 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1986 shall be granted pursuant to this Plan after December 31, 1995, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1989 shall be granted pursuant to this Plan after December 31, 1998, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1992 shall be granted pursuant to this Plan after December 31, 2001<*>, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1996 shall be granted pursuant to this Plan after December 31, 2005</*>, but options, stock appreciation rights, performance unit awards, tandem awards and restrictions on awards may extend beyond such dates.


                                     * * *

------------------------
   * Adjusted for the three-for-one stock split in 1970, the two-for-one stock split in 1983<*>,</*> <#>and</#> the two-for-one stock split in 1991<*>, and the two-for-one stock split in 1995</*>.

  ** Adjusted   for  the  two-for-one  stock   split  in  1983,  <#>and</#>  the
     two-for-one stock split in 1991<*>, and the two-for-one stock split in 1995</*>.

 *** Adjusted for the two-for-one stock split in 1991 <*>and the two-for-one stock split in 1995</*>.


<*>****</*> <*>Adjusted for the two-for-one stock split in 1995.</*>

                       [Map indicating location of meeting site]

MEETING SITE AREA                                                 PFIZER

The Grand Hyatt Hotel is serviced by Metro North             Annual Meeting of
and by the following subway lines going into Grand              Shareholders
Central Terminal:
                                                               April 25, 1996
EAST SIDE: IRT (Lexington Avenue) Nos. 4, 5 & 6                    10:00 am

WEST SIDE: IRT (7th Avenue Line) Nos. 1, 2, & 3 to
42nd Street then transfer east on either:
Flushing Line No. 7 or
S (Shuttle)



[logo] RECYCLED PAPER WITH A MINIMUM
       OF 10% POST CONSUMER WASTE

                                  PFIZER INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 25, 1996, 10:00 A.M.
                            AT THE GRAND HYATT HOTEL
                        42ND STREET AND LEXINGTON AVENUE
                                  NEW YORK, NY
                                               THE  UNDERSIGNED  HEREBY APPOINTS
                                               WILLIAM C. STEERE, JR., HENRY  A.
                                               MCKINNELL, JR., AND C.L.
                                               CLEMENTE,  AND  EACH OF  THEM, AS
                                               PROXIES, EACH WITH FULL POWER  OF
                                               SUBSTITUTION, AND HEREBY
                                               AUTHORIZES  THEM TO REPRESENT AND
                                               TO VOTE,  AS  DESIGNATED  ON  THE
                                               REVERSE  SIDE  OF THIS  FORM, ALL
                                               THE SHARES  OF  COMMON  STOCK  OF
                                               PFIZER INC. HELD OF RECORD BY THE
                                               UNDERSIGNED ON FEBRUARY 26, 1996,
                                               AT    THE   ANNUAL   MEETING   OF
                                               SHAREHOLDERS TO BE HELD ON  APRIL
                                               25,  1996  AT 10:00  A.M.  AT THE
                                               GRAND HYATT  HOTEL,  42ND  STREET
                                               AND  LEXINGTON AVENUE,  NEW YORK,
                                               NY, OR ANY ADJOURNMENT THEREOF.

                                               IF NO OTHER INDICATION IS MADE ON
                                               THE REVERSE  SIDE OF  THIS  FORM,
                                               THE  PROXIES SHALL VOTE FOR ITEMS
                                               NUMBER 1, 2 AND  3 AND, IN  THEIR
                                               DISCRETION,   UPON   SUCH   OTHER
                                               BUSINESS  AS  MAY  PROPERLY  COME
                                               BEFORE THE MEETING.

                                                     (CONTINUED ON REVERSE SIDE)

                                                     (CONTINUED FROM OTHER SIDE)
PFIZER INC.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2      3.A proposal to approve amendments to the Pfizer Inc. Stock
  AND 3.                                                           and Incentive Plan to increase the number of shares of
1.Election of Directors. (Mark ONE box only).                      Pfizer Inc. Common Stock authorized to be issued under the
  Nominees: Constance J. Horner, Thomas G. Labrecque, and        Plan and to extend the term of the Plan to December 31,
            Jean-Paul Valles.                                                2005. (Mark ONE box only).
/ / FOR all nominees,     / / Vote WITHHELD                          FOR           AGAINST           ABSTAIN
  except vote withheld       from all nominees                        / /                / /                   / /
  from the following                                               IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER
  nominees (if any):                                             REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.
                                                                   //96
2.A proposal to approve the appointment of KPMG Peat Marwick     ------------------------------------------------------------
  LLP to serve as independent auditors for 1996.                               (Signature of Shareholder)            Date
  (Mark ONE box only).                                             //96
    FOR           AGAINST           ABSTAIN                      ------------------------------------------------------------
     / /                / /                   / /                               (Signature, if held jointly)             Date
                                                                   Please sign, date, and return this proxy form in the
                                                                   enclosed return envelope. Thank you.